Exhibit 3.181

01238664946
FILED
[ILLEGIBLE]
01787282
JAN 22 1986	ARTICLES OF INCORPORATION

[ILLEGIBLE]	OF
CORPORATION COMMISSIONER
ONSITE ENERGY, INC.

The undersigned natural person of the age of 18 years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I

The name of the corporation is ONSITE Energy, Inc., and its duration shall be perpetual.

ARTICLE II

The purposes for which the corporation is organized are:

A.    To engage in the business of generating electricity.

B.    To engage in any other lawful activity for which corporations may be organized under Chapter 57, ORS.

ARTICLE III

A.    The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, par value $1 a share, of voting common stock.

ARTICLE IV

No holder of shares or securities of the corporation now or hereafter authorized shall have any preemptive right or be entitled as of right to subscribe for, purchase or receive any unissued or treasury shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class; but all such unissued or treasury shares of any class, or notes, bonds, debentures or other securities convertible into, or carrying options or warrants to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

ARTICLE V

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

ARTICLE VI

The corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Oregon Business Corporation Act in effect at the time of the determination.

ARTICLE VII

The address of the initial registered office of the corporation is Suite 2300, 900 SW Fifth Avenue, Portland, Oregon 97204, and the name of its initial registered agent at such address is Marcus Wood. Division May Mail Notices to Above Address.

ARTICLE VIII

The number of directors constituting the initial Board of Directors of the corporation is six. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

Name	Address

James F. Pienovi	920 SW Sixth Avenue Portland, OR 97204

Andrea K. Walters	920 SW Sixth Avenue Portland, OR 97204

Robert M. Smith	920 SW Sixth Avenue Portland, OR 97204

David Jermain	920 SW Sixth Avenue Portland, OR 97204

Nels Gabbert	851 SW Sixth Avenue Portland, OR 97204

Charles E. Peterson	805 Broadway Vancouver, WA 98668

ARTICLE IX

The name and address of the incorporator are:

Name	Address

J. Mark Morford	900 SW Fifth Avenue Portland, OR 97204

SIGNATURE AND VERIFICATION

I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing and that to the best of my knowledge and belief, it is true, correct and complete.

Date: January 22, 1986.

/s/ J. Mark Morford
J. Mark Morford, Incorporator

FILED
ARTICLES OF MERGER	FEB - 1 1995
OF
PACIFIC AGT, INC.	SECRETARY OF STATE
WITH AND INTO
ONSITE ENERGY, INC.

Pursuant to sections 60,481 and 60,494 of the Oregon Business Corporation Act, ONSITE ENERGY, INC., an Oregon corporation, does hereby adopt the following articles of merger.

1.             The names of the merging corporations are ONSITE ENERGY, INC. (the surviving corporation), and PACIFIC AGT, INC. (the “Subsidiary”), all of which are wholly owned subsidiaries of PACIFIC GENERATION COMPANY, an Oregon corporation. Each of ONSITE ENERGY, INC. and the Subsidiary are Oregon corporations. ONSITE ENERGY, INC. is the surviving corporation in the merger.

2.             Attached hereto as Exhibit A is the Agreement and Plan of Merger (the “Plan”) for merging the Subsidiary with and into ONSITE ENERGY, INC.

3.             As to each corporation participating in the merger, the class, number of shares outstanding at the record date for determining shareholders entitled to vote on the Plan and the number of votes cast for and against the Plan are as follows:

Corporation	Class	Number of Shares Outstanding	Number of Votes Entitled To Be Cast	Number of Votes Cast For	Number of Votes Cast Against

ONSITE Energy, Inc.	Common	100	100	100	0

Pacific AGT, Inc.	Common	100	100	100	0

4.             The number of votes cast for the Plan by the sole shareholder of ONSITE ENERGY, INC., and the number of votes cast for the plan by the sole shareholder of the Subsidiary were sufficient for approval of the plan.

DATED as of December 19, 1994.

ONSITE ENERGY, INC.

By:	/s/ John T. Miller
John T. Miller, Senior Vice President

AGREEMENT AND PLAN OF MERGER

OF

PACIFIC AGT, INC.

WITH AND INTO

ONSITE ENERGY, INC.

1.             Parties. The names of the corporations proposing to merge are Pacific AGT, Inc. (the “Subsidiary”), into Onsite Energy, Inc. (collectively, the “Affiliates”). The Affiliates are Oregon corporations and wholly owned subsidiaries of Pacific Generation Company (“PGC”). The surviving corporation in the merger (the “Merger”) shall be Onsite Energy, Inc.

2.             Terms and Conditions. The Merger shall be effective upon the date and time when Articles of Merger are duly filed with the Secretary of State of the State of Oregon (the “Effective Time”). Upon consummation of the Merger, the Subsidiary shall be merged with and into Onsite Energy, Inc., in the manner and with the effect provided by the Oregon Business Corporation Act, the separate corporate existence of the Subsidiary shall cease and thereupon the Subsidiary and Onsite Energy, Inc., shall be a single corporation subject to the Articles of Incorporation of Onsite Energy, Inc. and the Bylaws of Onsite Energy, Inc., then in effect. The outstanding shares of capital stock of Onsite Energy, Inc., shall remain in existence and outstanding without change as a result of the Merger, and the outstanding shares of capital stock of the Subsidiary shall be canceled, all on the basis, terms, and conditions described in Section 3.

3.             Cancellation of Shares. The manner and basis of canceling the shares of the Subsidiary shall be as follows:

(a) Pacific AGT, Inc. Common Stock. The 100 shares of Pacific AGT, Inc., common stock outstanding immediately before the Effective Time, which is held by Onsite Energy, Inc., shall by virtue of the Merger and without any action on the part of Onsite Energy, Inc., as the holder thereof, be canceled and cease to exist.

4.             Termination. This Plan of Merger may be terminated and abandoned at any time prior to the Effective Time by the mutual consent of Onsite Energy, Inc. and the Subsidiary by action of their respective boards of directors.

IN WITNESS WHEREOF, Onsite Energy, Inc. and the Subsidiary have caused this Agreement and Plan of Merger to be duly executed as of December 19, 1994.

Onsite Energy, Inc.

By:	/s/ John T. Miller
John T. Miller, Senior Vice President

Pacific AGT, Inc.

By:	/s/ John T. Miller
John T. Miller, Senior Vice President

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